Exhibit 10.5

BILL OF SALE

This Bill of Sale dated  as of April 25, 2008 from HIGHWATER ETHANOL, LLC, a Minnesota limited liability company (the “Company”) to the CITY OF LAMBERTON, MINNESOTA, a political subdivision of the State of Minnesota (the “City”).

RECITALS

A.            The Company desires to transfer its interest in and the City desires to acquire the Assets (as defined below) for and in consideration of (i) the financing provided by of the City’s Solid Waste Facilities Revenue Bonds (Highwater Ethanol, LLC Project), Series 2008A, (ii) the execution and delivery of that certain Lease Agreement, dated as of April 1, 2008 (the “Lease Agreement”), between the City and the Company, and (iii) other good and valuable consideration.

B.            All capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Lease Agreement.

C.            This Bill of Sale conveys an after-acquired interest.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1: SALE OF ASSETS

Company does hereby BARGAIN, SELL ASSIGN AND TRANSFER unto the City, its successors and assigns, all its estate, right, title and interest in and to the buildings and all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by the Company which are described in Exhibit A, and all replacements and substitutions thereof (the “Assets”). The Assets are located or to be located on the Land legally described in Exhibit B.

TO HAVE AND TO HOLD all the said property described herein unto the City, its successors and assigns, to its own use and benefit forever.

SECTION 2: TITLE

Company agrees that it is the owner of the Assets, that the Assets are free from all encumbrances (except the Lease and Permitted Encumbrances as defined in the Lease Agreement) and that the Company has the right to sell and convey the Company’s interest in the Assets to the City. The  Company agrees to warrant and defend the sale of the Assets to the City against any and all person(s) who claim title to any of the Assets, subject only to the Lease and Permitted Encumbrances. This Bill of Sale shall bind the Company and benefit the City and its successors and assigns.

SECTION 3: LESSOR LIENS

The Company warrants that it is conveying title to the Assets to the City free and clear of all liens except those permitted under the terms of the Lease Agreement.

SECTION 4:  NO WARRANTIES

The foregoing sale, transfer, conveyance and assignment of the Assets is made “as is,” where is, with all faults, without any warranties, express or implied, including but not limited to warranties of fitness, merchantability or fitness for a particular purpose, and without any recourse to the Company for any reason whatsoever, except as provided in Sections 2 and 3 hereof.

SECTION 5:  ASSIGNMENT OF WARRANTIES

The Company hereby bargains, sells, assigns, transfers and sets over to and for the benefit of the City all right, title and interest of the Company, if any, in, to and under any and all contracts to which the Company is a party relating to the procurement, design, manufacture, construction, installation or testing of the Assets (the “Facility Contracts”) including, without limitation, all claims for damages arising under the representations, indemnities, warranties, guarantees and agreements made to or for the benefit of the Company by the parties (other than the Company) to the Facility Contracts (other than the Company, the “Facility Contractors”), and the right to compel performance of the terms of the Facility Contracts. The Company agrees at the request of the City and at the City’s expense, to use commercially reasonable efforts to preserve and protect the City’s rights under any warranty, covenant or representation made by each Facility Contractor with respect to the Assets.

SECTION 6:  MISCELLANEOUS

This Bill of Sale shall be governed by and construed and interpreted in accordance with the laws of the State of Minnesota. The terms and provisions of the Bill of Sale shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

This Bill of Sale may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the City and the Company have caused this Bill of Sale to be executed by their duly authorized officers.

CITY OF LAMBERTON, MINNESOTA

By	/s/ Craig Wetter
Its Mayor

By	/s/ Steven Flaig
Its City Administrator

Bill of Sale dated as of April 25, 2008, between the City of Lamberton, Minnesota and Highwater Ethanol, LLC

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HIGHWATER ETHANOL, LLC

By	/s/ Brian D. Kletscher
Brian D. Kletscher
Its President

Bill of Sale dated as of April 25, 2008, between the City of Lamberton, Minnesota and Highwater Ethanol, LLC

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EXHIBIT A

Description of Equipment

Centrifuge System
Boiler or Thermal Oxidizer
Evaporator System
Dryer System
Methanator

A-1

EXHIBIT B

Location of the Plant

PARCEL I (PROJECT SITE)

TRACT A:  That part of the Southwest Quarter of Section 21, Township 109 North, Range 37 West, Redwood County, Minnesota, lying north of the northerly right-of-way line of the Dakota Minnesota & Eastern Railroad.

Excepting therefrom that part of said Tract A which lies northwesterly of “Line 1” described below, southerly of a line run parallel with and distant 50 feet southerly of “Line 2” described below, and easterly of the easterly right-of-way line of Township Road T-190, as now located and established, said exception containing 0.20 acres more or less.

“Line 1”:  Beginning at the intersection of the easterly right-of-way line of said township road with a line run parallel with and distant 180 feet southerly of “Line 2” described below; thence northeasterly to a point distant 50 feet southerly (measured at right angles) of a point on said “Line 2”, distant 167.4 feet easterly of its point of beginning, and there terminating.

“Line 2”:  Beginning at a point on the west line of the Northwest Quarter of Section 21, distant 1.0 foot north of the southwest corner thereof; thence run northeasterly at an angle of 92 degrees 05 minutes 00 seconds (as measured from south to east) from said west line of 1521.8 feet; thence deflect to the right at an angle of 01 degree 03 minutes 00 seconds for 1100 feet and there terminating.

Also Excepting that part of said Tract A hereinbefore described, which lies within a distance of 35 feet southerly of a line run parallel with and distant 50 feet southerly of the following described line:  Beginning at a point on “Line 2” hereinbefore described, distant 484.4 feet westerly of its point of termination; thence easterly on said “Line 2” for 484.4 feet and there terminating; said exception containing 0.37 acres more or less.

Subject to Township Road right-of-way over the westerly 33 feet of said Southwest Quarter, also subject to Trunk Highway 14 right-of-way.

AND ALSO

PARCEL II (PROJECT SITE)

All that part of the Southeast Quarter of Section 21, Township 109 North, Range 37 West, Redwood County, Minnesota, lying north of the northerly right-of-way line of the Dakota Minnesota & Eastern Railroad, subject to Highway 14 right-of-way.

Excepting therefrom that part of said Southeast Quarter which lies within a distance of 35 feet southerly of the following described line:  Beginning at a point on the westerly boundary of said

Southeast Quarter, distant 40 feet southerly of the northwest corner thereof; thence run easterly for 345.6 feet along a line that intersects the easterly boundary of the Southeast Quarter of said Section 21, distant 64.4 feet southerly of the northeast corner thereof and there terminating.

Also Excepting therefrom that part of the Northeast Quarter of the Southeast Quarter of Section 21, Township 109 North, Range 37 West, Redwood County, Minnesota, described as follows:  Commencing at the northeast corner of said Southeast Quarter; thence southerly on a Minnesota State Plane Grid Azimuth from north of 181 degrees 50 minutes 35 seconds along the east line of said Southeast Quarter 102.21 feet; thence westerly 270 degrees 48 minutes 42 seconds azimuth 665.31 feet to the point of beginning; thence continue westerly 270 degrees 48 minutes 42 seconds azimuth 400.00 feet; thence southerly 180 degrees 48 minutes 42 seconds azimuth 200.00 feet; thence easterly 90 degrees 48 minutes 42 seconds azimuth 400.00 feet; thence northerly 00 degrees 48 minutes 42 seconds azimuth 200.00 feet to the point of beginning.

Containing 0.27 acres, more or less.

AND ALSO

PARCEL III (LAMBERTON ECONOMIC DEVELOPMENT AUTHORITY PARCEL)

That part of the South Half (S½) of Section Twenty-two (22), Township One Hundred Nine (109) North, Range Thirty-seven (37) West, Redwood County, Minnesota, lying northerly of the northerly right-of-way line of the Dakota Minnesota & Eastern Railroad, and southerly of the following described line:  Commencing at a point on the west line of the Southwest Quarter (SW¼) of said Section Twenty-two (22) where said line intersects the northerly right-of-way line of the Dakota Minnesota and Eastern Railroad, said right-of-way line being 50 feet northerly of and parallel with the center line of the tracks; thence northerly along said west line on an assumed azimuth of 01 degrees 50 minutes 35 seconds 145.69 feet to the point of beginning of the line to be described; thence easterly 84 degrees 21 minutes 14 seconds azimuth 388.43 feet; thence 85 degrees 21 minutes 11 seconds azimuth 900.66 feet; thence easterly 83 degrees 46 minutes 16 seconds azimuth 896.53 feet; thence easterly 81 degrees 30 minutes 37 seconds azimuth 193.47 feet; thence easterly 78 degrees 15 minutes 04 seconds 396.89 feet; thence easterly 80 degrees 37 minutes 13 seconds 299.78 feet; thence easterly 77 degrees 40 minutes 49 seconds 199.61 feet; thence easterly 80 degrees 37 minutes 44 seconds azimuth 200.67 feet; thence easterly 77 degrees 47 minutes 42 seconds azimuth 316.70 feet to the southerly right-of-way line of Trunk Highway No. 14; thence easterly 90 degrees 48 minutes 42 seconds azimuth along said southerly right-of-way line 619.24 feet to its intersection with said northerly right-of-way line of said Dakota Minnesota and Eastern Railroad and there terminating.

AND ALSO

PARCEL IV (ERICKSON WELL SITE PARCEL)

The East 2040.20 feet of the North 128.10 feet of the Northwest Quarter of Section 14, Township 108 North, Range 37 West, Cottonwood County, Minnesota. Said tract subject to a 33.00 foot township road right-of-way easement. Said tract contains 6.00 acres more or less, including 1.55 acres of township road right-of-way.

AND ALSO

PARCEL V (GEIS WELL SITE PARCEL)

The East 1188.00 feet of the South 220.00 feet of the Southeast Quarter of the Southwest Quarter of Section 29, Township 109 North, Range 37 West, Redwood County, Minnesota. Said tract subject to a 33.00 foot township road right-of-way easement. Said tract contains 6.00 acres more or less, containing 0.90 acres of township road right-of-way.